Exhibit 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

BY AND AMONG

RAVEN ENERGY HOLDINGS LLC

AND

SUNCOKE ENERGY PARTNERS, L.P.

DATED AS OF August 12, 2015

i

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (the “Agreement”), dated as of August 12, 2015, by and among SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Raven Energy Holdings LLC, a Delaware limited liability company (“Raven Holdings”).

WITNESSETH:

WHEREAS, Raven Holdings and the Partnership entered into that certain Contribution Agreement dated as of July 20, 2015 (“Contribution Agreement”) pursuant to which Raven Holdings has contributed to the Partnership one hundred percent of the limited liability company membership interests in Raven Energy LLC, a Delaware limited liability company (the “Raven Interests”);

WHEREAS, in partial consideration for Raven Holdings’ contribution of the Raven Interests to the Partnership, the Partnership has agreed to issue to Raven Holdings common units representing limited partner interests in the Partnership (“Common Units”), as more particularly set forth in the Contribution Agreement; and

WHEREAS, the parties desire to set forth certain registration rights and other agreements applicable to the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Partnership, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Partnership so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement or report; and (iii) the Partnership has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Holder shall be deemed an Affiliate of the Partnership or any of its subsidiaries for purposes of this Agreement. The term “Affiliated” has a correlative meaning.

“Board of Directors” means the board of directors of the general partner of the Partnership.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law to be closed.

“Clear Market Lock Up Agreement” has the meaning set forth in Section 2.02(c).

“Clear Market Lock Up Period” has the meaning set forth in Section 2.02(c).

“Common Units” has the meaning set forth in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc. (formerly known as the National Association of Securities Dealers).

“Holder” means any Person who is a party hereto or succeeds to rights hereunder pursuant to Section 4.06 and who is at the applicable time a holder of Registrable Securities.

“Holdings” has the meaning set forth in the preamble.

“Initial Lock-up Release” has the meaning set forth in Section 3.01(b)(i).

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Partnership” has the meaning set forth in the preamble and shall include the Partnership’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Partnership Public Sale” has the meaning set forth in Section 2.02(a).

“Partnership Underwritten Offering has the meaning set forth in Section 2.02(c).

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Units (including any issuable or issued upon exercise, exchange or conversion of any Unit Equivalents) and any securities that may be issued or distributed or be issuable in respect of any Units by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) under the Securities Act, or (iii) the Holder thereof, together with its Affiliates, beneficially owns less than 2% (two percent) of the Registrable Securities that are outstanding at such time and such Holder and its Affiliates are able to dispose of all of their Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act).

“Registration” means a registration with the SEC of the Partnership’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.06.

“Registration Statement” means any registration statement of the Partnership filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Period” has the meaning set forth in Section 2.01(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.01.

“Shelf Registration Statement” means a Registration Statement of the Partnership filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Partnership is not permitted to file a Registration Statement on

Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.01(c).

“Subsidiary” means, with respect to any Person, any other Person of which such Person, directly or indirectly, owns at least 50% of the voting stock or other voting equity interests of such other Person.

“Transfer” means any offer, pledge, encumbrance, hypothecation, mortgage sale, contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest, or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise, but excluding any pledge, encumbrance, hypothecation or mortgage or any transfer upon foreclosure of any such pledge, encumbrance, hypothecation or mortgage, to secure obligations to the Partnership or any of its Affiliates. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Underwritten Offering” means a Registration in which securities of the Partnership are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Unit Equivalents” means securities (including, without limitation, warrants) exercisable, exchangeable or convertible into Units.

“Units” means the Common Units received pursuant to the Contribution Agreement or any other limited partnership interests in the Partnership, issued or issuable with respect to such Common Units by way of a unit dividend or distribution payable thereon or unit split, reverse unit split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

SECTION 1.02. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Shelf Registration.

(a) Filing. As soon as reasonably practicable (but in no event later than forty-five (45) days of the date hereof), the Partnership shall file with the SEC a Shelf Registration Statement relating to the offer and sale by the Holders from time to time of all the Registrable Securities held by the Holders and, as promptly as practicable thereafter, shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act at or prior to one hundred twenty (120) days of the date hereof. The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Shelf Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(b) Continued Effectiveness. The Partnership shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) (such period of effectiveness, the “Shelf Period”). Subject to Section 2.01(c), the Partnership shall not be deemed to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Partnership voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Partnership to make an Adverse Disclosure, the Partnership may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Partnership shall not be permitted to exercise a Shelf Suspension (i) more than twice during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Partnership shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Partnership agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Partnership for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders.

(d) Underwritten Offering. If at any time a Holder so elects in connection with an offering with estimated gross proceeds of at least $20,000,000, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, and the Partnership shall amend or supplement the Shelf Registration Statement for such purpose. Holders of a majority of the Registrable Securities proposed to be sold in such Underwritten Offering shall select the managing underwriter or underwriters to administer such offering.

SECTION 2.02. Piggyback Registration.

(a) Participation. After the Initial Lock-up Release, if the Partnership proposes to file (i) a Registration Statement or (ii) a prospectus supplement to an effective Shelf Registration Statement and Holders may be included in the offering to which such prospectus supplement relates without the filing of a post-effective amendment to such Shelf Registration Statement, with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration on Form S-4 or S-8 or any successor form to such Forms or (ii) a Registration of securities solely relating to an offering and sale to employees or directors of the Partnership or its general partner or any of their Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement) (a “Partnership Public Sale”), then, as soon as reasonably practicable (but in no event later than five (5) Business Days prior to such filing), the Partnership shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing, subject to the restrictions on Transfer contained in Article III (a “Piggyback Registration”). Subject to Section 2.02(b), the Partnership shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt by such Holders of any such notice; provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Partnership shall determine for any reason not to Register or to delay Registration of such securities, the Partnership shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable

Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.02(a) must, and the Partnership shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.02(a) must, and the Partnership shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Partnership Public Sale; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a).

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Partnership and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities proposed to be sold in such Registration by the Partnership or (subject to Section 2.06) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c) Clear Market. In the event of a Partnership Public Sale that is an Underwritten Offering (a “Partnership Underwritten Offering”), all Holders of Registrable Securities shall agree, if requested in writing by the managing underwriter or underwriters for such Partnership Underwritten Offering prior to the commencement of any such Partnership Underwritten Offering, not to offer Registrable Securities in an Underwritten Offering for the account of any such Holder (the “Clear Market Lock Up Agreement”) for the period of time specified in the lock-up agreements or arrangements for such Partnership Underwritten Offering entered into by the Partnership (the “Clear Market Lock Up Period”); provided, however, that in no event shall any such Clear Market Lock Up Period exceed sixty (60) days.

SECTION 2.03. Registration Procedures.

(a) In connection with the Partnership’s Registration obligations under Sections 2.01 and 2.02, the Partnership shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Partnership shall:

(i) prepare the Shelf Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 2.02, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders or the underwriters, if any, shall reasonably object;

(ii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by a Holder, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Partnership (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Partnership in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Partnership becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(v) use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(vi) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(viii) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Partnership consents to the use of such Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(b), provided that the Partnership shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(xi) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates or book-entry notations for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiii) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xiv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xv) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Partnership dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvi) in the case of an Underwritten Offering, obtain for delivery to the Partnership and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Partnership’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xvii) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(xviii) use its commercially reasonable efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xx) use its commercially reasonable efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Partnership’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Partnership’s securities are then quoted;

(xxi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Holders, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Partnership, and cause all of the Partnership’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Partnership and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Partnership pursuant to this Section 2.03(a)(xxi) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Partnership that the Partnership determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Partnership or (z) such information is independently developed by such Person; and

(xxii) in the case of an Underwritten Offering, cause the senior executive officers of the Partnership to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Partnership may require each Participating Holder to furnish to the Partnership such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Partnership may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Partnership and to cooperate with the Partnership as reasonably necessary to enable the Partnership to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Partnership of the happening of any event of the kind described in Section 2.03(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv), or until such Holder is advised in writing by the Partnership that the use of the Prospectus may be resumed, and if so directed by the Partnership, such Holder shall deliver to the Partnership (at the Partnership’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Partnership shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv) or is advised in writing by the Partnership that the use of the Prospectus may be resumed.

(d) Each Participating Holder shall, as promptly as reasonably practicable, notify the Partnership, at any time when a Prospectus is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Participating Holder has knowledge, relating to such Participating Holder or its sale of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 2.04. Underwritten Offerings.

(a) Shelf Registration. If requested by the underwriters for any Underwritten Offering requested by the Holders pursuant to a Registration under Section 2.01, the Partnership shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Partnership, the Holders participating in such Underwritten Offering and the underwriters, and to contain such representations and warranties by the Partnership and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.07. The Participating Holders shall cooperate with the Partnership in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Partnership regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Holders, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Partnership proposes to register any of its securities under the Securities Act as contemplated by Section 2.02 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Partnership shall, if requested by any Holder pursuant to Section 2.02 and subject to the provisions of Section 2.02(b), use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Partnership to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Partnership and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to, or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to provisions of Sections 2.04(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, including customary lock-up agreements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holder(s) selling Registrable Securities under the Shelf Registration Statement. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 2.01 or 2.02 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise; provided if any Holder enters into any such agreement requiring otherwise, the Holder shall be deemed to have waived this provision.

SECTION 2.05. No Superior Rights. The Partnership shall not hereafter enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to (i) require the Partnership to include securities in any registration statement filed by the Partnership for a Partnership Public Sale on a basis other than pari passu with, or expressly subordinate to, the rights of the Holders of Registrable Securities hereunder or (ii) require the Holders to include any securities of any current or future holder of any securities of the Partnership in an Underwritten Offering pursuant to Section 2.01(d).

SECTION 2.06. Registration Expenses. All expenses incident to the Partnership’s performance of or compliance with this Agreement shall be paid by the Partnership, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Partnership and of all independent certified public accountants of the Partnership (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Partnership so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all fees and expenses of any special experts or other Persons retained by the Partnership in connection with any Registration, (ix) all of the Partnership’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties); but excluding all fees and disbursements of legal counsel for each Holder selling Registrable Securities under the Shelf Registration Statement, all fees and expenses of accountants selected by the Holder selling Registrable Securities under the Shelf Registration Statement, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all out-of-pocket expenses of the Participating Holders related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” For the avoidance of doubt, the Partnership shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.07. Indemnification.

(a) Indemnification by the Partnership. The Partnership agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Partnership or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Partnership shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Partnership by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Partnership may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Partnership shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Partnership, its directors and officers and each Person who controls the Partnership (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Partnership specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Partnership shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person, but shall always be permitted to participate in such defense). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.07(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.07 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Partnership, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.07(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.07(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.08(a) and 2.08(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.07(d), in connection with any Registration Statement filed by the Partnership, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.07(b). If indemnification is available under this Section 2.07, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.08(a) and 2.08(b) hereof without regard to the provisions of this Section 2.07(d). The remedies provided for in this Section 2.07 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 2.08. Rule 144. The Partnership covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Partnership is not required to file such reports, it will, upon the reasonable request of the Holders, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Partnership will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

ARTICLE III

LOCK-UP AGREEMENT

SECTION 3.01. Restrictions on Transfer.

(a) Except as otherwise provided herein, each Holder agrees that, without the prior written consent of the Partnership, such holder will not directly or indirectly Transfer all or any part of its Common Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Partnership pursuant thereto (the foregoing restrictions are hereinafter referred to as the “Lock-up Restrictions”).

(b) Notwithstanding anything herein to the contrary, the Lock-Up Restrictions shall cease to apply to the Common Units as follows:

(i) on and after the one hundred eightieth (180) day after the date hereof, a Holder may Transfer up to a number of Common Units equal to 25% of the Common Units held by such Holder as of the date hereof (the “Initial Lock-up Release”);

(ii) on and after the eighteen (18) month anniversary of the date hereof, a Holder may Transfer up to a number of Common Units equal to an additional 25% of the Common Units held by such Holder as of the date hereof;

(iii) on and after the thirty (30) month anniversary of the date hereof, a Holder may Transfer up to a number of Common Units equal to an additional 25% of the Common Units held by such Holder as of the date hereof; and

(iv) on and after the forty-two (42) month anniversary of the date hereof, the Lock-Up Restrictions shall no longer apply, and the undersigned may Transfer any or all of his or her remaining Common Units.

(c) Notwithstanding anything herein to the contrary, the Lock-Up Restrictions shall not apply to (i) Common Units, and any securities then convertible into or exchangeable for Common Units, acquired in open market transactions, (ii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Partnership, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Common Units receive the same consideration per share paid in the tender offer) (a “Business Combination”) or (iii) any Transfer pursuant to any Business Combination.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Term. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Sections 2.07 and 2.08 and all of this Article IV, which shall survive any such termination.

SECTION 4.02. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 4.03. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 4.04. Amendment; Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by the Holders of a majority of the outstanding Registrable Securities of such Holders. No amendment, modification, supplement, discharge, or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement. No waiver of any provision hereof shall be deemed a waiver of any other provision nor shall any such waiver by any party be deemed a continuing waiver of any matter. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

SECTION 4.05. Notices. Unless otherwise specified herein, all notices and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Person at the address given for such Person below or such other address as such Person may specify by notice to the Partnership:

If to the Partnership:

SunCoke Energy Partners, L.P.

1011 Warrenville Road, Suite 600

Attention: Mike Hardesty

Telephone: 630-824-1955

Fax: 630-824-1002

With a copy (not constituting notice) to:

SunCoke Energy Partners, L.P.

1011 Warrenville Road, Suite 600

Attention: Denise R. Cade, General Counsel

Telephone: 630-824-1906

Fax: 630-824-1106

If to Raven Holdings:

Raven Energy Holdings LLC

3801 PGA Boulevard, Suite 903

Palm Beach Gardens, FL 33410

Attention: Timothy Elliott and Trey Jackson

Telephone: 561-626-4999

Fax: 561-626-4938

With a copy (not constituting notice) to:

Bailey & Glasser LLP

209 Capitol Street

Charleston, West Virginia 25301

Attention: Brian A. Glasser

Telephone: 212-463-2101

Fax: 212-463-2103

If to any other Holder who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such holder

SECTION 4.06. Successors, Assigns and Transferees. Each party may assign all or a portion of its rights hereunder to any Person to which such party transfers its ownership of all or any of its Registrable Securities. Such Persons (other than Affiliates of any such Persons) shall execute a counterpart to this Agreement and become a party hereto and such Person’s Registrable Securities shall be subject to the terms of this Agreement. The Partnership may assign this Agreement at any time in connection with a sale or acquisition of the Partnership, whether by merger, consolidation sale of all or substantially all of the Partnership’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of the Partnership’s rights and obligations under this Agreement.

SECTION 4.07. Third Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.07) any right, remedy or claim under or by virtue of this Agreement.

SECTION 4.08. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN MANHATTAN, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 4.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.09.

SECTION 4.10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

SECTION 4.11. Severability. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement will continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter will prevail, but the provision of this Agreement affected thereby may be curtailed and limited only to the extent necessary to bring it into compliance with the law. All the other terms and provisions of this Agreement will continue in full force and effect without impairment or limitation

SECTION 4.12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

SECTION 4.13. Binding Effect. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

SECTION 4.14. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RAVEN ENERGY HOLDINGS, LLC

By:	/s/ John Dickinson
Name:	John Dickinson
Title:	Authorized Person

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC, its General Partner

By:	/s/ Ryan D. Osterholm
Name:	Ryan D. Osterholm
Title:	Vice President & Treasurer

[Signature Page to Registration Rights Agreement]